Exhibit 10.2

                                  COOPERATION
                                   AGREEMENT

Dated:     23  March  2009

Between:   Indian  Farmers  Fertilizer  Cooperative  Limited  ("IFFCO")

           and

           We  Sell  For  U  Corp  ("WSFU")

           and

           Joseph  Isaac  Gutnick  ("JIG")

Preamble

a. IFFCO is India's largest farmers co-operative having around 40,000 cooperatives as its shareholders in India, primarily engaged in production and marketing of fertilizers in India. IFFCO has the requisite distribution network and assets to support these activities.

b. IFFCO's distribution network is associated with, and in some cases IFFCO has agreed to associate its network with, reaching products other than fertilisers, including some alternate energy products (the "Existing Energy Products" or "EEP"), to the Indian rural markets.

c. WSFU is a listed US company, having its Principal Office at Level 8, 580 St Kilda Road, Melbourne, Victoria 3004 Australia, developing commercial projects in the energy and mining sectors.

d. JIG is the President, CEO and major shareholder of WSFU. JIG owns 82,800,000 shares, which were acquired at a cost of USD311,458. JIGs shares represent 82,800,000 out of the total issued and outstanding shares of 86,400,000 of WSFU.

e. WSFU is looking to develop and commercialize alternate energy sources, distribution methods and other commercial projects, other than those relating to EEP, to cater for the needs of the India market

f. IFFCO and WSFU have agreed to work together to explore the commercial viability of generating and/or distributing alternate energy to Indian market.

Terms  of  Agreement

     1. WSFU undertakes to fund any and all investigations and/or developmental activities, pertaining to a pilot study for the assessment and procurement of energy generating sources and/or distribution methods other than those relating to EEP, that may be applicable for the Indian market (the "Pilot"). IFFCO shall disclose a list of EEPs before the start of the Pilot.

     2. IFFCO undertakes to facilitate WSFU during its investigation and/or developmental phase, including introductions to relevant Government and Licensing Authorities; access to IFFCO's internal resources and/or the like, use of land and/or other resources associated with a the Pilot study, at mutually agreed terms, so as to enable WSFU the ability to assess the economic viability of WSFU's energy project. WSFU undertakes to share with IFFCO the outcome of this Pilot study.

     3. In the event that IFFCO and WSFU elect to proceed to the commercialization of WSFU's energy generating and/or distributing activities, other than those relating to EEP, based on the Pre-feasibilty Report to be prepared after the Pilot study, WSFU and IFFCO shall be exclusive energy partners for such activities and shall enter into a detailed partnership agreement (the "Partnership Agreement").

     4. In consideration for the access, facilitation and rights granted by IFFCO to WSFU, JIG grants to IFFCO either
          a. an option to purchase up to 50% of his shares in WSFU (41,400,000 shares), for a consideration of USD155,729 (USD
               0.00376 per share). The option shall have a life of two years from the date of the Partnership Agreement. IFFCO shall exercise this option after a detailed due diligence on WSFU; or
          b. In case after the due diligence IFFCO does not find the options to be attractive, the right to set up a new joint venture company between IFFCO and JIG/WSFU, to pursue the Project with equal shareholding.

     5. The parties may by mutual agreement extend the terms covered by this agreement to include those relating to other commercial opportunities developed and to be pursued between them.

     6. The parties intend to be bound by the terms of this Agreement for a period of 24 months or till the date of the Partnership Agreement, whichever is earlier. The parties may by mutual consent extend the period of this Agreement.



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

SIGNED for and on behalf of
Indian Farmers Fertilizer Cooperative Limited



_______________________________
Signature


_______________________________
Name


_______________________________
Title

SIGNED for and on behalf of
We Sell For U Corp.



_______________________________
Signature


J I Gutnick
Name

President and CEO
Title

SIGNED for and on behalf of
Joseph I. Gutnick



_______________________________
Signature
J I Gutnick




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